                                                  EDISON INTERNATIONAL
                                                EXECUTIVE SEVERANCE PLAN

                                                 TABLE OF CONTENTS

       5.3          Severance Benefit - Termination by Employer Without Cause (Other than a
                    Qualifying Termination Event or termination due to the Participant's

                                               EDISON INTERNATIONAL
                                             EXECUTIVE SEVERANCE PLAN

                                                     ARTICLE 1
                                         ESTABLISHMENT, TERM, AND PURPOSE

1.1      Establishment of the Plan  Edison International hereby establishes a severance plan to be known as the
"Edison International Executive Severance Plan" (the "Plan").  This Plan shall become effective January 1, 2001
(the "Effective Date").  This Plan is intended to be an "employee benefit plan" within the meaning of Section (3)
of the Employee Retirement Income Security Act of 1974, as amended.

1.2      Purpose of the Plan  The purpose of this Plan is to provide for continuity in the management and operations of the Employers (as such term is defined below) by offering certain key employees of the Employers employment protection and financial security in the event that their employment is terminated by their respective
Employers without Cause (as such term is defined below) or in the event of a Change in Control (as such term is defined below).

                                                     ARTICLE 2
                                                    DEFINITIONS

         Whenever used in this Plan, the following terms shall have the meanings set forth below (such defined terms are in addition to the defined terms set forth above) unless the context clearly indicates to the contrary:

(a)      "Base Salary" means the Participant's base salary of record for benefit purposes paid to a Participant by the Company and/or one or more Employers (whether or not deferred), but excludes (1)
                  incentive, retention, signing or other bonus compensation and (2) any other form of compensation or benefit.

(b)      "Beneficial Owner" shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and
                  Regulations under the Exchange Act.

(c)      "Beneficiary" means the persons or entities designated or deemed designated by a Participant pursuant to
                  Section 13.4.

(d)      "Board" means the Board of Directors of the Company.

(e)      "Cause" means the occurrence of either or both of the following:

                  (1)      The Participant's conviction for, or pleading guilty or nolo contendere to, committing an act of fraud, embezzlement, theft, or other act constituting a felony; or

                  (2)      The willful engaging by the Participant in misconduct that is: (i) if the event giving rise to the termination of the Participant's employment does not occur during a
                           Protected Period, in violation of the Company's and/or

                           the Participant's Employer's policies and practices applicable to the Participant from time to time; or (ii) if the event giving rise to the termination of the Participant's employment occurs during a Protected Period, that would have resulted in the termination of the Participant's employment by the Company or the Participant's
                           Employer under the Company's and/or the Participant's Employer's policies and practices applicable to the Participant in effect immediately prior to the start of the Protected Period.  However, no act or failure to act, on the Participant's part, shall be considered "willful" unless done, or omitted to be done, by the Participant not in good faith and without reasonable belief that his or her action or omission was in the best interest of the Company and his or her Employer.

(f)      "CEO" means the Chief Executive Officer of the Company.

(g)      "COBRA" means the health care continuation coverage requirements set forth in Section 4980B of the Code.

(h)      "Change in Control" shall be deemed to have occurred as of the first day that any one or more of the following conditions shall have been satisfied:

                  (1)      Any Person (other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a Company affiliate) becomes the Beneficial
                           Owner, directly or indirectly, of securities of the Company representing thirty percent (30%) or more of the combined voting power of the Company's then outstanding securities. For purposes of this clause, "Person" (or "group" as used in the definition of Person) shall not include one or more underwriters acquiring newly-issued voting securities (or securities convertible into voting securities)
                           directly from the Company with a view towards distribution.

                  (2)      On any day after the Effective Date (the "Measurement Date") Continuing Directors
                           cease for any reason to constitute a majority of the Board.  A director is a
                           "Continuing Director" if he or she either:

                           (i)      was a member of the Board on the applicable Initial Date (an "Initial
                                    Director"); or

                           (ii)     was elected to the Board, or was nominated for election by the Company's shareholders, by a vote of at least two-thirds (2/3) of the Initial Directors then in office.

                           A member of the Board who was not a director on the applicable Initial Date shall be deemed to be an Initial Director for purposes of clause (ii) above if his or her election, or nomination for election by the Company's shareholders, was approved by a vote of at least two-thirds (2/3) of the Initial Directors (including directors elected after the applicable Initial Date who are deemed to be Initial
                           Directors by application of this provision) then in office.

                           "Initial Date" means the later of (i) the Effective Date or (ii) the date that is two years before the Measurement Date.

                  (3)      The Company is liquidated; all or substantially all of the Company's assets are sold in one or a series of related transactions; or the Company is merged, consolidated, or reorganized with or involving any other corporation, other than a merger, consolidation, or reorganization that results in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of the
                           Company (or a surviving entity) outstanding immediately after such merger, consolidation, or reorganization.  Notwithstanding the foregoing, a bankruptcy of the
                           Company or a sale or spin-off of a Company subsidiary (short of a dissolution of the
                           Company or a liquidation of substantially all of the Company's assets, determined on an aggregate basis) will not constitute a Change in Control.

                  (4)      The consummation of such other transaction that the Board may, in its discretion in the circumstances, declare to be a Change in Control for purposes of this Plan.

(i)      "Code" means the United States Internal Revenue Code of 1986, as amended.

(j)      "Committee" means the Company's Compensation and Executive Personnel Committee or its successor.

(k)      "Company" means Edison International, a California corporation, or any successor thereto as provided in
                  Section 11.1.

(l)      "Deferred Stock Unit" means an award granted by the Company or an Employer in the form of a bookkeeping entry which serves as a measurement relative to shares of Edison International common stock for purposes of determining the payment, in cash or stock at some time after vesting, of the award.

(m)      "Disability" shall mean, for all purposes of this Plan, the Participant's eligibility for benefits under his or her Employer's long-term disability plan applicable to the Participant, as determined by the Employer.

(n)       "Dividend Equivalent" means a dividend equivalent granted by the Company or an Employer in connection with a Stock Option grant.

(o)      "EDCP" means the Edison International Executive Deferred Compensation Plan, as amended from time to time.  EDCP shall not include the Edison International Affiliate Option Deferred Compensation
                  Plan, the OGDP, or any other nonqualified deferred compensation plan.

(p)      "Eligible Person" means any employee of an Employer whose designation as an executive has been approved in writing by the executive officer of the Company responsible for human resources.

(q)      "Employer" means the Company or any affiliated business of the Company that has adopted this Plan with the written consent of the Company, including but not limited to Southern California Edison,
                  Edison Capital, Edison Mission Energy or Edison O & M (or any such entity's successor).  As the context may require, a Participant's Employer means the Employer that employs or last employed the Participant.

(r)      "Exchange Act" means the United States Securities Exchange Act of 1934, as amended.

(s)      "Executive Incentive Award" means the annual incentive bonus, if any, paid to the Participant by his or her Employer(s) (or deferred by the Participant) under the Edison International Executive
                  Incentive Compensation Plan or any similar successor plan.  Executive Incentive Award does not include special retention bonus, signing bonus, one-time or special project bonus, or any other form of bonus, or any other form of compensation or benefit.

(t)      "Executive Retirement Plan" means the Southern California Edison Company Executive Retirement Plan, as
                  amended from time to time, or any similar or successor plan sponsored by an Employer.

(u)      "Good Reason" means, without the Participant's express written consent, the occurrence of any one or more of the following during the Protected Period:

                  (1)      A material reduction in the nature or status of the Participant's authorities, duties, and/or responsibilities (when such authorities, duties, and/or responsibilities are viewed in the aggregate) from their level in effect on the day immediately prior to the start of the Protected Period.

                  (2)      A reduction by the Participant's Employer of the Participant's Base Salary as in
                           effect on the Effective Date, or as the same shall be increased from time to time.

                  (3)      A material reduction by the Company or by the Participant's Employer of the
                           Participant's aggregate welfare benefits and/or incentive targets under the Company's and/or the Participant's Employer's short and/or long-term incentive programs, as such benefits and opportunities exist on the Effective Date, or as such benefits and opportunities may be increased after the Effective Date.

                  (4)      The relocation of the Participant's principal office more than 50 miles from the
                           Participant's principal office immediately prior to the start of the Protected Period.

                  (5)      Any purported termination by the Participant's Employer of the Participant's
                           employment that is not effected pursuant to a Notice of Termination satisfying the requirements of Section 5.7.

                  (6)      The failure of the Company or the Participant's Employer to obtain a satisfactory agreement from any successor to the Company to assume and agree to perform this Plan, as contemplated by Section 11.1 but subject to Section 11.2.

(v)      "OGDP" means the Edison International Option Gain Deferral Plan, as it may be amended from time to time.

(w)      "Participant" means any person who is a participant in this Plan as determined in accordance with
                  Article 3.

(x)      "Performance Shares" means an award of units denominated as "performance shares," the value of which is based on the value of a related number of shares of Company stock and the earn-out of which is based on the passage of time or the attainment of one or more performance criteria.  However,
                  Stock Options, Dividend Equivalents, and Deferred Stock Units granted or credited under or in accordance with the Company's Affiliate Option Exchange Offer, any other offer by the Company or an affiliate to exchange outstanding awards, or any plan of deferred compensation maintained by the Company or an Employer shall not be deemed to be Performance Shares.

(y)      "Person" shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in
                  Sections 13(d) and 14(d) thereof, including a group as contemplated by Sections 13(d)(3) and
                  14(d)(2) thereof.

(z)      "Potential Change in Control" shall be deemed to have occurred as of the first day that any one or more of the following conditions shall have been satisfied:

                  (1)      Any Person (other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or of a Company affiliate): (i) announces an intention to take action which, if consummated, would result in a Change of Control;
                           or (ii) becomes the Beneficial Owner, directly or indirectly, of securities of the
                           Company representing fifteen percent (15%) or more of the combined voting power of the
                           Company's then outstanding securities.  For purposes of this clause, "Person" (and
                           "group" as used in the definition of Person) shall not include one or more underwriters acquiring newly-issued voting securities (or securities convertible into voting securities) directly from the Company with a view towards distribution.

                  (2)      The Company enters into an agreement that, if consummated, would result in a Change in
                           Control.

                  (3)      The Board declares that a Potential Change in Control has occurred for purposes of this Plan.

(aa)     "Protected Period" means the period related to a Change in Control that is deemed to commence on the date that is six months before the date of the actual Change in Control and end on the date that is two years after the Change in Control.

(bb)     "Qualifying Termination Event" means, as to a Participant, the occurrence of any one or more of the following events within the Protected Period corresponding to a Change in Control:

                  (1)      A termination of the Participant's employment by his or her Employer, without the
                           Participant's consent, for reasons other than Cause or Disability;

                  (2)      A termination of employment by the Participant for Good Reason;

                  (3)      A successor company to the Company fails or refuses to assume the Company's and the
                           Participant's Employer's obligations under this Plan, as contemplated by Section 11.1 but subject to Section 11.2; or

                  (4)      The Company, the Participant's Employer or any successor company to the Company repudiates or breaches any of the provisions of this Plan.

(cc)      "Senior Officers" means: (i) all Senior Vice Presidents or higher ranking executive officers of Edison
                  International, Southern California Edison, Edison Mission Energy, and Edison Capital, and (ii)
                  all other executives designated in writing by the Committee, the CEO or the executive officer of the Company responsible for human resources to be in Executive Compensation Band A, B, C, or
                  D, or the equivalent.

(dd)     "Stock Option" means an option granted by the Company or an Employer to purchase shares of Company stock.

(ee)     "Stock Option Retention Exchange" means the exchange on November 29, 2001, pursuant to a Participant's election, of Stock Options for Deferred Stock Units.

(ff)     "Termination Date" means, in the case of a Participant who becomes entitled to benefits under this Plan, the last day that the Participant is actually employed by an Employer in connection with the event that entitles the Participant to such benefits.

(gg)     "2001 Retention Program Awards" means the retention program awards, including cash awards and Deferred
                  Stock Units, granted by the Company on March 12, 2001.

                                                     ARTICLE 3
                                                   PARTICIPATION

3.1      Participation.  All Eligible Persons on the Effective Date shall be eligible to participate in this
Plan.  Any newly-hired or promoted employee shall also be eligible to participate in this Plan if he or she is an
Eligible Person.  The Committee may, from time to time, designate additional employees as eligible to participate in this Plan; provided that the Committee shall limit the group of all persons eligible to participate in this
Plan to "a select group of management or highly compensated employees" within the meaning of 29 C.F.R.
2520.104-23 or any similar successor provision.  A person who is eligible to participate in this Plan shall become a Participant on the date that the Committee (or its delegate) receives a valid Participation Agreement in the form attached hereto as Exhibit A (or such other form, substantially the same as the form attached hereto as
Exhibit A, as the Committee may require) executed by the eligible person, except that those persons who were
Eligible Persons as of any date in 2001, were terminated in 2001, and otherwise would have had a right to severance benefits pursuant to Section 5.1 shall be considered Participants without having completed the
Participation Agreement.  Notwithstanding the foregoing and unless the Board or the Committee otherwise provides, no employee shall first become a Participant on or after the date of a Change in Control or a Potential Change in
Control.

3.2      Termination of Participation.  A Participant shall cease to participate in this Plan (a) if the CEO, the
Committee, or the Board notifies the Participant in writing that he or she is no longer a Participant, or (b) if he or she is no longer in the class of Eligible Persons (or such other group of employees that the Committee may include as eligible for participation in this Plan); provided that no action by the CEO, the Committee, or the
Board to terminate a Participant's participation shall be effective if it occurs after a Potential Change in
Control (unless and until the Board declares in good faith that the circumstances giving rise to the Potential
Change in Control will not result in an actual Change in Control or an actual Change in Control occurs) or during a Protected Period.  This Section 3.2 shall not affect a former Participant's right to benefits under this Plan if the event giving rise to such benefits occurred while he or she was a Participant or in connection with the termination of his or her participation in this Plan.  A former Participant shall not again be an Eligible Person under this Plan unless and until (a) the CEO, the Committee, or the Board notifies him or her in writing that he or she is again eligible for participation in this Plan, subject to such conditions that the CEO, the Committee or the Board may establish, and (b) the Committee (or its delegate) receives a new valid Participation Agreement in the form attached hereto as Exhibit A (or such other form, substantially the same as the form attached hereto as Exhibit A, as the Committee may require) executed by the former Participant.

3.3      Termination of Employment.  Notwithstanding anything else contained herein to the contrary, a
Participant shall not be deemed to have terminated employment if his or her employment by an Employer terminates but he or she continues as an employee of another Employer.

3.4      Benefit Offset.  Notwithstanding anything else contained herein to the contrary, any severance benefits otherwise payable or deliverable under this Plan to a Participant shall be offset or reduced by the amount of severance benefits payable or deliverable to the Participant under any other plan, program, or agreement of or with the Company, the Participant's Employer, or their respective affiliates.

3.5      Re-Employment.  Notwithstanding anything else contained herein to the contrary, a Participant shall have no right to severance benefits hereunder with respect to a termination of his or her employment if, in connection with such termination, he or she is otherwise entitled to severance benefits under this Plan but, prior to the payment or delivery (or commencement of payment or delivery, as the case may be) of such benefits, the
Participant becomes re-employed by his or her Employer or by another Employer or by any other affiliate of the
Company.  Notwithstanding anything else contained herein to the contrary, a Participant's right to continuing or additional benefits under this Plan shall automatically terminate (but the Participant shall have no obligation to re-pay benefits previously paid) if the Participant becomes re-employed by his or her Employer or by another
Employer or by any other affiliate of the Company.  If a Participant is re-employed and his or her employment is subsequently terminated and the Participant again becomes entitled to severance benefits under the terms of this
Plan in connection with such later termination of employment, the amount of severance payments otherwise payable to the Participant hereunder in connection with such later termination of employment shall be reduced by the amount of any severance payments paid under this Plan to the Participant within the 24 months prior to such later termination of employment in connection with any prior termination of his or her employment.

                                                  ARTICLE 4
                                          SERVICES DURING CERTAIN EVENTS

         If a Potential Change in Control occurs, each Participant agrees that he or she will not voluntarily leave the employ of his or her Employer and will render service until (a) the Board declares that the circumstances giving rise to the Potential Change in Control will not result in an actual Change in Control, or
(b) if a Change in Control occurs, until six months after the Change in Control; provided, however, that, subject to any right that the Participant may have to benefits hereunder, his or her Employer may terminate the
Participant's employment at any time, and the Participant may terminate his or her employment at any time for
Good Reason.

                                                     ARTICLE 5
                                                SEVERANCE BENEFITS

5.1      Right to Severance Benefits.  Subject to Sections 11.2 and 13.1, a Participant shall be entitled to receive from his or her Employer the benefits described in Section 5.3 if the Participant's employment by his or her Employer is terminated by the Employer without Cause (and other than due to the Participant's Disability).
Notwithstanding anything else contained herein to the contrary, a Participant shall not be entitled to receive the benefits described in Section 5.3 if the Participant is entitled to or has previously received benefits under or as described in Section 5.2.

5.2      Right to Change in Control Severance Benefits.  Certain Changes in Control will trigger the accelerated vesting and payment of a Participant's Performance Shares, Stock Options, Dividend Equivalents, Deferred Stock
Units  and 2001 Retention Program Awards as described in Section 5.4, regardless of whether the Participant incurs a Qualifying Termination Event.  Subject to Sections 11.2 and 13.1, a Participant shall be entitled to receive the benefits described in Section 5.5 if the Participant incurs a Qualifying Termination Event.  If more than one Qualifying Termination Event occurs with respect to a Participant, such events shall constitute a single
Qualifying Termination Event and the provisions of Section 5.5 shall apply with respect to the Participant only once.  A Participant's continued employment shall not constitute a consent to, or a waiver of rights with respect to, any circumstances constituting Good Reason for purposes of determining if a Qualifying Termination Event has occurred with respect to the Participant.

5.3      Severance Benefit - Termination by Employer Without Cause (Other than a Qualifying Termination Event or termination due to the Participant's Disability).  In the event that a Participant becomes entitled to receive benefits in accordance with Section 5.1, then the Participant shall be entitled to the benefits described in
Sections 5.3.1 through 5.3.16 below.

5.3.1    Cash Benefit.  The Participant's Employer shall pay to the Participant a non-discounted cash amount equal to the sum of the following:

(a)      the Participant's accrued and unpaid Base Salary and vacation pay through his or her Termination Date
                  (to the extent that such amounts have not previously been paid);

(b)      an amount equal to the greater of: (1) one times the highest rate of the Participant's annualized Base
                  Salary in effect at any time during the 24-month period ending on the Participant's Termination
                  Date, or (2) one times the highest rate of the Participant's Base Salary on a weekly basis in effect at any time during the 24-month period ending on the Participant's Termination Date multiplied by the number of weeks that would have been used (if the Participant had not been an executive) to determine the Participant's cash severance benefit under the non-executive severance plan (if any) maintained by the Participant's Employer and as in effect on the
                  Participant's Termination Date;

(c)      a pro rata portion (based on the number of weekdays that elapsed in the calendar year in which the
                  Participant's Termination Date occurs between the start of that calendar year and the
                  Participant's Termination Date) of the Participant's highest annual Executive Incentive Award target percentage in effect at any time during the 24-month period ending on the Participant's
                  Termination Date multiplied by the Participant's highest annualized Base Salary in effect at any time during such 24-month period; and

(d)      an amount equal to the amount calculated under Section 5.3.1(b) with respect to the Participant multiplied by the Participant's highest annual Executive Incentive Award target percentage in effect at any time during the 24-month period ending on Participant's Termination Date.

         The amount determined under this Section 5.3.1 shall be paid, at the Company's discretion, either as a lump sum within 30 days after the date the Company receives from the Participant the agreement referenced in Section 13.1, or as substantially equal biweekly or monthly payments without interest extending over a period not longer than the greater of 12 months or the number of weeks determined under Section 5.3.1(b)(2) for purposes of calculating the Participant's benefit commencing within 30 days after the date the Company receives from the Participant the agreement referenced in Section 13.1, or as a combination of a lump sum and biweekly or monthly payments.

5.3.2    Health Care Coverage Benefit.

(a)      The Participant will be eligible to participate in the Company's retiree health care program if, under the terms of the non-executive severance plan (if any) maintained by the Participant's Employer and as in effect on the Participant's Termination Date, the Participant would otherwise have been eligible (if he or she had not been an executive) for participation in the Company's retiree health care program by virtue of his or her age and service.

(b)      If the Participant is not eligible for the Company's retiree health care program in accordance with
                  Section 5.3.2(a), the Participant will receive an extension of health care coverage for a period following the Participant's Termination Date that is the greater of 12 months or the extension period for which the Participant would have been eligible (if he or she had not been an executive) under the non-executive severance program (if any) maintained by the
                  Participant's Employer and as in effect on the Participant's Termination Date.  Any continued
                  coverage in accordance with the preceding sentence shall be on terms similar to those as in effect under the Participant's Employer's health care program in effect with respect to the
                  Participant immediately before the termination of his or her employment and based on the
                  Participant's coverage elections in effect at such time.  Notwithstanding Section 8.2 to the contrary, the Company and/or the Participant's Employer, as applicable, shall not be obligated to continue such coverage if the Participant obtains similar coverage from any successor employer.  The Company and/or the Participant's Employer, as applicable, shall give the
                  Participant the required COBRA benefit continuation notice prior to and the Participant's eligibility for continuation benefits under COBRA shall commence as of the end of the applicable period determined as set forth above.

5.3.3    Executive Retirement Plan Enhanced Benefit.  The Participant will receive an additional year of service credit and an additional year of age for purposes of calculating the Participant's pension benefit under the Executive Retirement Plan and will be deemed to be fully vested in such benefit.  If the Participant has attained age 55 after giving effect to the additional year of age credit, then the Participant's
         Executive Retirement Plan benefit will be paid or payments will commence within 30 days after the
         Participant's Termination Date, or as soon thereafter as practicable, in the retirement payment form elected by the Participant in accordance with the provisions of the Executive Retirement Plan (such benefits will be paid in the retirement payment form elected by the Participant even if the Participant does not have at least five years of service credit under the Executive Retirement Plan) or in the form elected by the Participant on the Special Election form (in such form as may be approved by the
         Committee) provided for such elections under this Executive Severance Plan.  If a Participant makes an election on the Special Election form and such form is received by the Company more than 90 days before the Participant's Termination Date, such election shall control over any election made by the
         Participant under the Executive Retirement Plan; otherwise, the Participant's Executive

         Retirement Plan election will control.  If the Participant has not attained age 55 after giving effect to the additional year of age credit, then the Participant's Executive Retirement Plan benefit will be paid or payments will commence within 30 days after the date the Participant actually attains age 55, or as soon thereafter as practicable.  In such circumstances, the Participant's form of payment will be determined in accordance with the Executive Retirement Plan, except that the Executive may by written notice to the Company at least 90 days before he or she attains age 55 elect an optional form of payment from any of the retirement payment options available under the Executive Retirement Plan, in which case the Participant's Executive Retirement Plan benefit will be paid in the form so elected by the Participant.  If the Participant has not attained age 55 after giving effect to the additional year of age credit, but the Participant has a total of 68 years of age plus service (after giving effect to the additional year of age and additional year of service credit) and the Participant participates in the Southern California Edison Company Retirement Plan, as amended from time to time, or a successor plan maintained by an Employer (the "SCERP"), the Participant's Executive Retirement Plan benefit will be calculated assuming that the benefit formula under the SCERP for grandfathered employees not yet age
         55 but with 68 points applied to the Participant in calculating the total retirement benefit amount.

5.3.4    Executive Deferred Compensation Plan Enhanced Benefit.  The Participant shall be deemed to be fully vested in any of his or her unvested EDCP benefits.  The Participant may, on such form and in such manner as the Company may prescribe, make a special Severance Plan EDCP benefit election (a) to commence payment of his or her EDCP benefits as soon as administratively practicable following his or her
         Termination Date or as soon as administratively practicable following the later of his or her
         Termination Date or his or her attainment of age 55, and (b) to specify the form of payment from among those otherwise available under the EDCP for a termination of employment due to retirement or resignation.  The Participant's special Severance Plan EDCP benefit election shall be effective only if the Participant's EDCP account balance is at least $50,000 on the Participant's Termination Date and only if such election is received by the Company at least 90 days before the Participant's Termination
         Date.  If the Participant does not timely make a valid Severance Plan EDCP benefit election, of if the
         Participant's EDCP account balance is less than $50,000 on the Participant's Termination Date, then the
         Participant's EDCP benefit (if any) will be paid as soon as practicable following the Participant's
         Termination Date in the form of a lump sum or three annual installments in accordance with the provisions of the EDCP and the Participant's prior election (if any).  In any case, the Participant's unpaid EDCP account balance will be credited with interest following his or her Termination Date at the
         same rate that is applicable to active employees' EDCP accounts.   Notwithstanding the above, if the
         Participant is at least age 55 with at least five years of service (as years of service are determined for vesting purposes under the Executive Retirement Plan) as of the Participant's Termination Date or
         if, after crediting the Participant with an additional year of service credit and an additional year of age for such purposes, the Participant is deemed to be at least age 55 with at least five years of service, then all EDCP provisions for retirement shall

         apply with respect to the Participant, including the EDCP survivor benefit consisting of a doubling of the balance to be paid to the Participant's designated survivor(s) if the Participant's death occurs before the later of January 1, 2005 or 10 years from the date the Participant's participation in the EDCP commenced.  If the Participant is not or is not deemed to be at least age 55 with at least five years of service in accordance with the preceding sentence, then the Participant's
         EDCP survivor benefit will remain in effect for 12 months following the Participant's Termination Date.

5.3.5    Option Gain Deferral Plan Enhanced Benefit.  The Participant may, on such form and in such manner as the
         Company may prescribe, make a special Severance Plan OGDP benefit election (a) to commence payment of his or her OGDP benefits as soon as administratively practicable following his or her Termination Date or as soon as administratively practicable following the later of his or her Termination Date or his or her attainment of age 55, and (b) to specify the form of payment from among those available under the
         OGDP for a termination of employment due to retirement or resignation.  The Participant's special
         Severance Plan OGDP benefit election shall be effective only if the value of the Participant's OGDP account balance is at least $50,000 on the Participant's Termination Date and only if such election is received by the Company at least 90 days before the Termination Date.  If the Participant does not timely make a valid Severance Plan OGDP benefit election, of if the value of the Participant's OGDP account balance is less than $50,000 on the Participant's Termination Date, the Participant's OGDP
         benefit (if any) will be paid as soon as practicable following the Participant's Termination Date in the form of a lump sum or three annual installments in accordance with the provisions of the OGDP and the
         Participant's prior election (if any).  Notwithstanding the above, if the Participant is at least age 55 with at least five years of service (as years of service are determined for vesting purposes under the
         Executive Retirement Plan) as of the Participant's Termination Date or if, after crediting the
         Participant with an additional year of service credit and an additional year of age for such purposes, the Participant is deemed to be at least age 55 with at least five years of service, then all OGDP provisions for retirement shall apply with respect to Participant.

5.3.6    Stock Options and Dividend Equivalents.  The Participant shall be entitled to additional Stock Option and Dividend Equivalent vesting such that, as to any particular Stock Option or Dividend Equivalent grant outstanding immediately prior to the termination of the Participant's employment, the aggregate portion of such grant that shall have vested as of the Termination Date (which in no event shall be greater than 100%) shall not be less than the portion of the award that would have vested if the award vested as described in the next sentence.  The total vested percentage for each such grant (which in no event shall be greater than 100%) shall be determined based on the number of weekdays that elapsed from the start of the grant's vesting period through the Participant's Termination Date plus one additional year, divided by the number of weekdays in the full vesting period of the original grant.  Subject to the following two sentences, the Participant shall have one year after his or her Termination Date to exercise his or her Stock Options and Dividend Equivalents that were vested and outstanding as of the
         Termination Date or vested in connection with the termination of his or her employment.  Stock Options and Dividend Equivalents are subject to earlier termination upon the stated expiration date of the award, in accordance with Section 5.4, or in accordance with the adjustment or change in control provisions of the plan under which they were granted.  Vested Dividend Equivalents may only be exercised to the extent earned and remain subject to the applicable performance provisions.
         The Special 2000 Grant Stock Options and Special 2001 Grant Stock Options may not be exercised until the earlier of May 18, 2005 or the date on which the closing price of Edison International common stock as reported by Bloomberg has averaged $25 or more for at least 20 consecutive trading days.  Subject to earlier termination as described above, if the Participant's Termination Date occurs prior to the earliest date any such Special Grant Stock Option is exercisable, the Participant shall have until the later of the 90th day following that date such option becomes exercisable or the date that is the first anniversary of his or her Termination Date to exercise such option.  Notwithstanding the above, if (i)
         after crediting the Participant with an additional year of service credit and an additional year of age, the Participant is deemed to be at least age 55 with at least five years of service (as years of service are determined for vesting purposes under the Executive Retirement Plan), or (ii) the Participant is
         otherwise qualified for retirement as of the Termination Date under the terms of any non-executive retirement plan of the Employer that is applicable to the Participant on the Termination Date, then all the regular terms and conditions for retirement under the applicable incentive award shall apply with respect to the vesting and exercise periods with respect to the Participant's Stock Options and Dividend
         Equivalents, except that one additional year of service shall be added for purposes of determining the
         Participant's prorated vesting in such awards and only if such provisions would result in greater vesting than the preceding provisions of this Section 5.3.6.

5.3.7    Performance Shares.  The Participant shall be entitled to additional Performance Share vesting such that, as to any particular Performance Share grant outstanding immediately prior to the termination of the Participant's employment, the aggregate portion of such grant that shall have vested as of the
         Termination Date (which in no event shall be grated than 100%) shall not be less than the portion of the award that would have vested if the award vested as described in the next sentence.  The vested percentage of each such Performance Share grant (which in no event shall be greater than 100% of the outstanding Performance Shares from that grant) shall be determined based on the number of weekdays that elapsed in the award term through the Participant's Termination Date plus one additional year, divided by the number of weekdays in the full vesting period of the original grant.  Payout of the Participant's vested Performance Shares shall otherwise remain subject to the provisions applicable to the respective grant.  A Participant's payout with respect to the vested portion of a Performance Share grant shall occur when active employees receive payment for their similar Performance Share grants.

5.3.8    2001 Retention Program Awards.  The unpaid portion of the Participant's 2001 Retention Program Award will fully vest and be paid on or as soon as practicable after the Participant's Termination Date.

5.3.9    Stock Option Retention Exchange Deferred Stock Units.  A pro rata portion of the Participant's outstanding Deferred Stock Units granted in the Stock Option Retention Exchange shall vest.  The vested percentage (which in no event shall be greater than 100% of the Participant's outstanding Deferred Stock
         Units from the Exchange) shall be determined based on the number of weekdays that elapsed in the award term through the Participant's Termination

         Date plus one additional year, divided by the number of weekdays in the full vesting period for the original grant.  A Participant's payout with respect to the vested portion of the Deferred Stock
         Units shall occur when active employees receive payment for their similar Deferred Stock Unit grants.

5.3.10   Estate and Financial Planning Extension.  If the Participant was eligible to participate in the Estate and Financial Planning Program of an Employer at any point during the 12 months preceding the
         Participant's Termination Date, the Participant will be entitled to reimbursement of up to $10,000 for estate and financial planning costs incurred in the one-year period commencing on the Participant's
         Termination Date.  Notwithstanding the above, if the Participant is at least age 55 with at least five years of service (as years of service are determined for vesting purposes under the Executive Retirement
         Plan) as of the Participant's Termination Date or if, after crediting the Participant with an additional year of service credit and an additional year of age for such purposes, the Participant is deemed to be at least 55 with at least five years of service, then the normal terms of the Estate and Financial
         Planning Program for retirement will apply with respect to the Participant.

5.3.11   Executive Health Enhancement Extension.  If the Participant was eligible to participate in the
         Company-sponsored Executive Health Enhancement Program at any point during the 12 months preceding the
         Participant's Termination Date, the Participant will be entitled to reimbursement of up to $1,000 for physical examination and preventive health care costs incurred in the one-year period commencing on the
         Participant's Termination Date.

5.3.12   Survivor Benefit Plan Extension.  If the Participant was eligible to participate in the Survivor Benefit
         Plan component of the Southern California Edison Company Executive Disability and Survivor Benefit
         Program at any point during the 12 months preceding the Participant's Termination Date, the Participant
         will be entitled to continued coverage under such Survivor Benefit Plan for the one-year period commencing on the Participant's Termination Date.

5.3.13   1985 Deferred Compensation Plan.  A Participant who has a balance in his account under the 1985 Deferred
         Compensation Plan will be entitled to elect to delay the commencement of payout for one year from his
         Termination Date, provided he or she has so elected on a Special Election form (in such form as may be approved by the Committee) and the Company has received such completed form from the Participant at least 90 days before his or her Termination Date.

5.3.14   Supplemental Benefit Program Extension and Enhancement.  A Participant who is eligible and has elected to continue participation in the Southern California Edison Company Executive Supplemental Benefit
         Program will be entitled to continued coverage with the same terms applicable for an active employee under that program for the one-year period commencing on the Participant's Termination Date.  After the end of such one-year period, the Participant will be entitled to an additional one year of age credit beyond the Participant's age on

         his or her Termination Date for purposes of the Supplemental Retirement Income benefit calculation under such program and otherwise will be entitled to post-retirement benefits under the terms of such program.

5.3.15   Outplacement Benefit.  The Participant shall be entitled to reimbursement of up to $20,000 for outplacement costs incurred in the two-year period commencing on his or her Termination Date.

5.3.16   Educational Assistance Benefit.  The Participant shall be entitled to the educational assistance benefit to which he or she would have been entitled (if he or she had not been an executive) under the non-executive severance plan, if any, maintained by his or her Employer and as in effect on the
         Participant's Termination Date.

5.4      Change in Control.  Performance Shares, Stock Options, Dividend Equivalents, Deferred Stock Units, and
2001 Retention Program Awards shall be subject to adjustment upon the occurrence of events such as stock splits, stock dividends and other changes in capitalization in accordance with the incentive plan and terms and conditions under which the particular award was granted.  Notwithstanding the change in control provisions otherwise applicable to the award (including, without limitation, any "Distribution Date" accelerated vesting and/or payment provisions and any other accelerated vesting and/or payment provisions set forth under the
"Adjustments Provisions" section of the applicable plan), a Participant's rights with respect to his or her outstanding Performance Shares, Stock Options, Dividend Equivalents and/or 2001 Retention Program Awards upon the occurrence of a Change in Control shall be as follows:

(a)      If a Change in Control is triggered by clause (3) of the definition of Change in Control and the Company is not the successor and the successor to the Company (if any, or a parent thereof) does not agree in writing prior to the occurrence of the Change in Control to continue and assume the applicable award(s) following the Change in Control, or if for any other reason the award(s)
                  would not continue after the Change in Control, then (1) the Participant's then outstanding
                  Performance Shares shall vest and be paid, (2) the Participant's then outstanding Deferred
                  Stock Units shall vest and be paid, (3) the Participant's then outstanding Stock Options shall vest and become exercisable, (4) the Participant's then outstanding 2001 Retention Program
                  Award shall vest and be paid, and (5) the Participant's then outstanding Dividend Equivalents shall vest, be deemed to have been earned in full to the extent of 100% of the dividends paid on Company common stock for record dates from the grant date of the award through the
                  Participant's Termination Date, and be paid.  The amount of the payment (if any) with respect to a particular Performance Share award will equal the target number of Performance Shares under the award.  Subject to clause (e) below, payment with respect to Performance Shares,
                  Deferred Stock Units, 2001 Retention Program Awards  and/or Dividend Equivalents in such circumstances shall be made upon or as soon as practicable after the Change in Control event.

(b)      Notwithstanding clause (a), no acceleration of vesting and/or payout of an award shall occur in connection with a Change in Control event that would, in the absence of such acceleration, be accounted for as a pooling of interests transaction to the extent that such acceleration
                  (together with any similar acceleration of awards) would render pooling accounting unavailable with respect to the transaction.

(c)      No acceleration of vesting and/or payout of an award shall occur in connection with a Change in Control absent a Qualifying Termination Event if either (1) the Company is the surviving entity, (2)
                  the successor to the Company (if any, or a parent thereof) agrees in writing prior to the occurrence of the Change in Control to assume the award, or (3) the Change in Control is not triggered by clause (3) of the definition of Change in Control.

(d)      If the circumstances described in clause (a) above apply, then to the extent a Participant is given notice and at least fifteen days to exercise his or her Stock Options (to the extent then vested after giving effect to clauses (a) and (b) above) prior to or upon the Change in Control event, the Participant's unexercised Stock Options (whether vested or not) shall terminate upon the Change in Control event subject to any provision that has been made by the Company through a plan of reorganization or otherwise for the survival, substitution, exchange or other settlement of such Stock Options.  Performance Shares, Deferred Stock Units, 2001 Retention
                  Program Awards and Dividend Equivalents that are paid in accordance with clause (a) above shall terminate.

(e)      The Committee may accelerate vesting and/or payment of an award sufficiently prior to the Change in
                  Control event if necessary or deemed appropriate to permit the Participant to realize the benefits intended to be conveyed with respect to the particular award and may reinstate the original terms of the award if the related Change in Control event does not actually occur.

5.5      Change in Control Severance Benefits.  If a Participant incurs a Qualifying Termination Event, the
Participant shall be entitled to the benefits described in Sections 5.3.1 through 5.3.16 above subject to the provisions of Section 5.4 with respect to the Participant's Performance Shares, Deferred Stock Units, Stock
Options, 2001 Retention Program Awards and Dividend Equivalents and subject to the following subsections of this
Section 5.5.

5.5.1    Senior Officer Enhanced Benefit.  If the Participant is a Senior Officer or was a Senior Officer within the 12-month period preceding his or her Termination Date but is not covered by Section 5.5.2, then the
         Participant will be entitled to the benefit modifications described in this Section 5.5.1.  The participant's cash benefit determined under Section 5.3.1 may be paid over a period not to exceed the greater of 24 months or twice the number of weeks determined under Section 5.3.1(b)(2) for purposes of calculating the Participant's benefit.  "Two times" will be substituted for "one times" in Section
         5.3.1(b) (including for purposes of determining the Participant's benefit under Section 5.3.1(d)).  "24 months" shall be substituted for "12 months" in Section 5.3.2(b) and in Section 5.3.4.  The Participant
         will be credited with an additional two years of service credit and an additional two years of age under
         Sections 5.3.3, 5.3.4, 5.3.5 and 5.3.10 (as opposed to an additional year of service credit and an additional year of age as set forth therein).  "$20,000" and "two-year period" will be substituted for
         "$10,000" and "one-year period," respectively, in Section 5.3.10.  "$2,000" and "two-year period" will be substituted for "$1,000" and "one-year period" in Section 5.3.11.  "Two-year period" will be substituted for "one-year period" in Sections 5.3.12 and 5.3.13.  "Two-year period" and "an additional two years of age" will be substituted for "one-year period" and "an additional one year of age," respectively, in Section 5.3.14.  "$30,000" and "three-year period" will be substituted for "$20,000" and "two-year period," respectively, in Section 5.3.15.

5.5.2    Certain Additional Enhanced Benefits.  If the Participant was the Chief Executive Officer of Edison
         International, Southern California Edison, Edison Mission Energy, or Edison Capital, or the General
         Counsel or Chief Financial Officer of Edison International within the 12-month period preceding his or her Termination Date, then the Participant will be entitled to the benefit modifications described in this Section 5.5.2.  The participant's cash benefit determined under Section 5.3.1 may be paid over a period not to exceed the greater of 36 months or three times the number of weeks determined under
         Section 5.3.1(b)(2) for purposes of calculating the Participant's benefit.  "Three times" will be substituted for "one times" in Section 5.3.1(b) (including for purposes of determining the Participant's benefit under Section 5.3.1(d)).  "36 months" shall be substituted for "12 months" in Section 5.3.2(b)
         and in Section 5.3.4.  The Participant will be credited with an additional three years of service credit and an additional three years of age under Sections 5.3.3, 5.3.4, 5.3.5 and 5.3.10 (as opposed to an additional year of service credit and an additional year of age as set forth therein).  "$30,000" and
         "three-year period" will be substituted for "$10,000" and "one-year period," respectively, in Section
         5.3.10.  "$3,000" and "three-year period" will be substituted for "$1,000" and "one-year period" in
         Section 5.3.11.  "Three-year period" will be substituted for "one-year period" in Sections 5.3.12 and
         5.3.13.  "Three-year period" and "an additional three years of age" will be substituted for "one-year period" and "an additional one year of age," respectively, in Section 5.3.14.  "$50,000" and "three-year period" will be substituted for "$20,000" and "two-year period," respectively, in Section 5.3.15.

5.5.3    Stock Options and Dividend Equivalents.  The Participant shall be fully vested in his or her Stock
         Options and Dividend Equivalents outstanding immediately before the termination of his or her employment.  Subject to the following two sentences, the Participant shall have two years (three years in the case of a Participant covered by Section 5.5.2) after his or her Termination Date to exercise his or her Stock Options and Dividend Equivalents that were outstanding as of the Termination Date.  Stock
         Options and Dividend Equivalents are subject to earlier termination upon the stated expiration date of the award, in accordance with Section 5.4, or in accordance with the adjustment or change in control provisions of the plan under which they were granted.  Vested Dividend Equivalents may only be exercised to the extent earned and remain subject to the applicable performance provisions unless the provisions of Section 5.4(a) apply.

5.5.4    Performance Shares, Deferred Stock Units and 2001 Retention Program Awards.  The Participant's
         outstanding Performance Shares and Deferred Stock Units shall vest.  Unless the provisions of Section
         5.4(a) apply, payout of the Participant's vested Performance Shares and Deferred Stock Units shall otherwise remain subject to the provisions applicable to the respective grant, and a Participant's payout with respect to Performance Share and Deferred

         Stock Unit grants shall occur when active employees receive payment for their similar
         Performance Share and Deferred Stock Unit grants.  The unpaid portion of the Participant's 2001
         Retention Program Award will fully vest and be paid on or as soon as practicable after the Participant's
         Termination Date.

5.6      Termination for Other Reasons.  Except as expressly provided below, the Company and a Participant's
Employer shall have no obligations (or no further obligations, as the case may be) to the Participant under this
Plan if:

(a)      the Participant's employment is terminated by his or her Employer for Cause;

(b)      the Participant terminates his or her employment with his or her Employer during a Protected Period other than for Good Reason;

(c)      the Participant's employment by his or her Employer terminates due to the Participant's Disability or death; or

(d)      the Participant terminates his or her employment with his or her Employer for any reason if the termination occurs outside of a Protected Period; or

(e)      the Participant is employed by an Employer that is sold, spun off, or liquidated and the Participant is no longer covered by this Plan as provided in Section 11.2 or the Participant does not timely comply with Section 13.1.

         If, during a Protected Period and immediately prior to a Participant's Disability, death or retirement
(at least age 55 with five years of service under the Executive Retirement Plan including any additional years of age and service to which he or she would be entitled under the terms of this Executive Severance Plan), the
Participant would have been entitled to terminate employment with his or her Employer for Good Reason, then upon termination of the Participant's employment for Disability, death or retirement he or she shall be deemed to have terminated for Good Reason for purposes of this Plan.

         Notwithstanding anything else contained herein to the contrary, a termination of a Participant's employment on account of the Participant reaching mandatory retirement age, as such age may be defined from time to time in policies adopted by the Company or his or her Employer prior to the commencement of the Protected
Period, to the extent such policies are applicable to the Participant immediately prior to the commencement of the Protected Period and to the extent such policies are consistent with applicable law, shall not entitle the
Participant to the benefits described in Section 5.3 and shall not be a Qualifying Termination Event unless the
Participant was otherwise able to terminate employment for Good Reason immediately prior to his or her retirement and his or her retirement occurred during a Protected Period.

5.7      Notice of Termination.  Any termination of a Participant's employment by his or her Employer for Cause or by a Participant for Good Reason shall be communicated by Notice of Termination.  For purposes of this Plan, a
"Notice of Termination" shall mean a written notice which shall indicate the specific termination provision in this Plan relied upon, and shall set forth in reasonable

detail the facts and circumstances claimed to provide a basis for termination of the Participant's employment under the provision so indicated.  The Notice of Termination shall be effective on the date specified in Section 13.9 of this Plan.

5.8      Relationship to Other Plans.  By accepting participation in this Plan, each Participant (a) consents to the payment terms set forth in this Plan, (b) agrees that this Plan amends the otherwise inconsistent terms of any Company or Employer compensation, incentive, benefit or perquisite plan or program, and (c) agrees that such sections of this Plan will control to the extent that any inconsistency may exist between those sections and the terms of any Company or Employer compensation, incentive, benefit or perquisite plan or program.

                                                     ARTICLE 6
                                                       TAXES

         The Company and/or the Participant's Employer, as applicable, has the right to withhold from any amount otherwise payable to a Participant under or pursuant to this Plan the amount of any taxes that the Company or such Employer may legally be required to withhold with respect to such payment (including, without limitation, any United States Federal taxes, and any other state, city, or local taxes).  In the event that tax withholding is required with respect to amounts or benefits payable or deliverable by the Company or the Participant's
Employer to a Participant and the Company or the Employer cannot satisfy its tax withholding obligations in the manner described in the preceding sentence, the Company or the Employer may require the Participant to pay or provide for the payment of such required tax withholding as a condition to the payment or delivery of such amounts or benefits.

         Each Participant, former Participant and Beneficiary shall be solely responsible for all income and employment taxes arising in connection with participation in this Plan or benefits hereunder.

                                                     ARTICLE 7
                                                EXCISE TAX GROSS-UP

7.1      Gross-Up Payment.  In the event it is determined (pursuant to Section 7.2) or finally determined (as defined in Section 7.3(c)) that any payment, distribution, transfer, or benefit by a Participant's Employer, or a direct or indirect subsidiary or affiliate of that Employer, to or for the benefit of the Participant or the
Participant's dependents, heirs or beneficiaries (whether such payment, distribution, transfer, benefit or other event occurs pursuant to the terms of this Plan or otherwise, but determined without regard to any additional payments required under this Article 7) (each a "Payment" and collectively the "Payments") is subject to the excise tax imposed by Section 4999 of the Code, and any successor provision or any comparable provision of state or local income tax law (collectively, "Section 4999"), or any interest, penalty or addition to tax is incurred by the Participant with respect to such excise tax (such excise tax, together with any such interest, penalty, and addition to tax, hereinafter collectively referred to as the "Excise Tax"), then, within 10 days after such determination or final determination, as the case may be, the Participant's Employer shall pay to the Participant
(or to the applicable taxing authority on the Participant's behalf) an additional cash payment (hereinafter referred to as the "Gross-Up Payment") equal to an amount such that after payment by the Participant of all taxes, interest, penalties, additions to tax and costs imposed or incurred with respect to the Gross-Up Payment
(including, without limitation, any income and excise taxes imposed upon the Gross-Up Payment), the

Participant retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon such Payment or Payments.  This provision is intended to put the Participant in the same position as the Participant would have been had no Excise Tax been imposed upon or incurred as a result of any Payment.

7.2      Determination of Gross-Up.

(a)      Except as provided in Section 7.3, the determination that a Payment is subject to an Excise Tax shall be made in writing by the principal certified public accounting firm then retained by the Company to audit its annual financial statements (the "Accounting Firm").  Such determination shall include the amount of the Gross-Up Payment and detailed computations thereof, including any assumptions used in such computations.  Any determination by the Accounting Firm will be binding on the Company, the Participant's Employer and the Participant.

(b)      For purposes of determining the amount of the Gross-Up Payment, the Participant shall be deemed to pay
                  Federal income taxes at the highest marginal rate of Federal income taxation in the calendar year in which the Gross-Up Payment is to be made.  Such highest marginal rate shall take into account the loss of itemized deductions by the Participant and shall also include the
                  Participant's share of the hospital insurance portion of FICA and state and local income taxes at the highest marginal rate of taxation in the state and locality of the Participant's residence on the date of his or her Qualifying Termination Event, net of the maximum reduction in Federal income taxes that could be obtained from the deduction of such state and local taxes.

7.3      Notification.

(a)      The Participant shall notify the Company and his or her Employer (if other than the Company) in writing of any claim by the Internal Revenue Service (or any successor thereof) or any state or local taxing authority (individually or collectively, the "Taxing Authority") that, if successful, would require the payment by the Participant's Employer of a Gross-Up Payment.  Such
                  notification shall be given as soon as practicable but no later than 30 days after the
                  Participant receives written notice of such claim and shall apprise the Company and his or her
                  Employer of the nature of such claim and the date on which such claim is requested to be paid;
                  provided, however, that failure by the Participant to give such notice within such 30-day period shall not result in a waiver or forfeiture of any of the Participant's rights under this
                  Article 7 except to the extent of actual damages suffered by the Participant's Employer as a result of such failure.  The Participant shall not pay such claim prior to the expiration of the 15-day period following the date on which the Participant gives such notice to the Company and his or her Employer (or such shorter period ending on the date that any payment of taxes, interest,

                  penalties or additions to tax with respect to such claim is due). If the Company or the Participant's
                  Employer notifies the Participant in writing prior to the expiration of such 15-day period
                  (regardless of whether such claim was earlier paid as contemplated by the preceding parenthetical) that it desires to contest such claim, the Participant shall:

                  (1)      give the Company and the Participant's Employer any information reasonably requested by the Company or the Participant's Employer relating to such claim;

                  (2)      take such action in connection with contesting such claim as the Company or the
                           Participant's Employer shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney selected by the Company or the Participant's Employer;

                  (3)      cooperate with the Company and the Participant's Employer in good faith in order effectively to contest such claim; and

                  (4)      permit the Company and the Participant's Employer to participate in any proceedings relating to such claim;

                  provided, however, that the Participant's Employer shall bear and pay directly all attorneys fees, costs and expenses (including additional interest, penalties and additions to tax)
                  incurred in connection with such contest and shall indemnify and hold the Participant harmless, on an after-tax basis, for all taxes (including, without limitation, income and excise taxes), interest, penalties and additions to tax imposed in relation to such claim and in relation to the payment of such costs and expenses or indemnification.

(b)      Without limitation on the foregoing provisions of this Section 7.3, and to the extent its actions do not unreasonably interfere with or prejudice the Participant's disputes with the Taxing Authority as to other issues, the Company and the Participant's Employer shall control all proceedings taken in connection with such contest and, in its or their reasonable discretion, may pursue or forego any and all administrative appeals, proceedings, hearings and conferences with the
                  Taxing Authority in respect of such claim and may, at its or in their sole option, either direct the Participant to pay the tax, interest or penalties claimed and sue for a refund or contest the claim in any permissible manner, and the Participant agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company or the Participant's Employer shall determine; provided, however, that if the Company or the Participant's Employer directs the Participant to pay such claim and sue for a refund, the Participant's Employer shall advance an amount equal to such payment to the Participant, on an interest-free basis, and shall indemnify and hold the Participant harmless, on an after-tax basis, from all taxes
                  (including, without limitation, income and excise taxes), interest, penalties and additions to tax imposed with respect to such advance or with respect to any imputed income with respect to such advance, as any such amounts are incurred; and, further, provided, that any extension of the statute of limitations relating to payment of taxes, interest, penalties or additions to tax for the taxable year of the Participant with respect to which such contested amount is claimed to be due is limited solely to such contested amount; and, provided, further, that any settlement of any claim shall be reasonably acceptable to the Participant, and the Company's and the
                  Participant's Employer's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder, and the Participant shall be entitled to settle or contest, as the case may be, any other issue.

(c)      If, after receipt by the Participant of an amount advanced by the Participant's Employer pursuant to
                  Section 7.3(a), the Participant receives any refund with respect to such claim, the Participant shall (subject to the Participant's Employer's complying with the requirements of this Article
                  7) promptly pay to the Participant's Employer an amount equal to such refund (together with any interest paid or credited thereof after taxes applicable thereto), net of any taxes (including, without limitation, any income or excise taxes), interest, penalties or additions to tax and any other costs incurred by the Participant in connection  with such advance, after giving effect to such repayment.  If, after the receipt by the Participant of an amount advanced by the Participant's Employer pursuant to Section 7.3(a), it is finally determined that the
                  Participant is not entitled to any refund with respect to such claim, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall be treated as a Gross-Up Payment and shall offset, to the extent thereof, the amount of any
                  Gross-Up Payment otherwise required to be paid.

(d)      For purposes of this Article 7, whether the Excise Tax is applicable to a Payment shall be deemed to be
                  "finally determined" upon the earliest of: (1) the expiration of the 15-day period referred to in Section 7.3(a) if the Company or the Participant's Employer has not notified the Participant that it intends to contest the underlying claim, (2) the expiration of any period following which no right of appeal exists, (3) the date upon which a closing agreement or similar agreement with respect to the claim is executed by the Participant and the Taxing Authority
                  (which agreement may be executed only in compliance with this section), or (4) the receipt by the Participant of notice from the Company or the Participant's Employer that it no longer seeks to pursue a contest (which shall be deemed received if the Company or the Participant's
                  Employer does not, within 15 days following receipt of a written inquiry from the Participant, affirmatively indicate in writing to the Participant that the Company or the Participant's
                  Employer intends to continue to pursue such contest).

7.4      Underpayment and Overpayment.  It is possible that no Gross-Up Payment will initially be made but that a
Gross-Up Payment should have been made, or that a Gross-Up Payment will initially be made in an amount that is less than what should have been made (either of such events is referred to as an "Underpayment").  It is also possible that a Gross-Up Payment will initially be made in an amount that is greater than what should have been made (an "Overpayment").  The determination of any Underpayment or Overpayment shall be made by the Accounting
Firm in accordance with Section 7.2.  In the event of an Underpayment, the amount of any such Underpayment shall be paid to the

Participant as an additional Gross-Up Payment.  In the event of an Overpayment, any such Overpayment shall be treated for all purposes as a loan to the Participant with interest at the applicable Federal rate provided for in Section 1274(d) of the Code.  In such case, the amount of the loan shall be subject to reduction to the extent necessary to put the Participant in the same after-tax position as if such Overpayment were never made.  The amount of any such reduction to the loan shall be determined by the Accounting Firm in accordance with the principles set forth in Section 7.2.  The Participant shall repay the amount of the loan (after reduction, if any) to the Participant's Employer as soon as administratively practicable after the Company or the Participant's
Employer notifies the Participant of (a) the Accounting Firm's determination that an Overpayment was made and (b)
the amount to be repaid.

                                                      ARTICLE 8
                                                PAYMENT OBLIGATIONS

8.1      Liability for Payment.  Except for the benefits related to Performance Shares, Deferred Stock Units,
2001 Retention Program Awards, Stock Options and/or Dividend Equivalents which shall be paid by the appropriate entity as determined under the provisions of the incentive plan under which the award was granted, each Employer shall be liable for the payment of benefits under this Plan with respect to each Participant who is employed or was last employed by that Employer immediately prior to the time that the Participant becomes entitled to benefits hereunder.

8.2      Payment of Obligations Absolute.  Subject to the Participant's compliance with Section 13.1 and the agreement contemplated thereby and subject to Section 3.5 and Article 6, each Employer's obligation to make the payments and the arrangements provided for herein shall be absolute and unconditional, and shall not be affected by any circumstances, including, without limitation, any offset, counterclaim, recoupment, defense, or other right which the Employer may have against the Participant or anyone else except as provided in Section 3.4 and/or
Section 3.5.  All amounts payable by an Employer hereunder shall be paid without notice or demand.  Each and every payment made hereunder by an Employer shall be final, and the Employer shall not seek to recover all or any part of such payment from the Participant or from whomsoever may be entitled thereto, for any reasons whatsoever, except as otherwise provided in Section 3.5, Article 7, or Article 10 and subject to the Participant's compliance with Section 13.1 and the agreement contemplated thereby.

         Participants shall not be obligated to seek other employment in mitigation of the amounts payable or arrangements made under any provision of this Plan, and the obtaining of any such other employment shall in no event effect any reduction of an Employer's obligations to make the payments and arrangements required to be made under this Plan except as provided in Section 5.3.2(b).

8.3      Unsecured General Creditor.  Participants and their Beneficiaries, heirs, successors, and assigns shall have no legal or equitable rights, claims, or interest in any specific property or assets of the Company or any
Employer.  No assets of the Company or any other Employer shall be held under any trust, or held in any way as collateral security for the fulfilling of the obligations of the Company or other Employer under this Plan.  Any and all of each Employer's assets shall be, and remain, the general unpledged, unrestricted assets of the
Employer.  Each Employer's obligation under this Plan

shall be merely that of an unfunded and unsecured promise of the Employer to pay money in the future, and the rights of the Participants and Beneficiaries shall be no greater than those of unsecured general creditors.  It is the intention of the Company and each other Employer that this Plan be unfunded for purposes of the Code and for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended.

8.4      Other Benefit Plans.  All payments, benefits and amounts provided under this Plan shall be in addition to and not in substitution for any pension rights under the Company's or other Employer's tax-qualified pension plan in which the Participant participates, and any disability, workers' compensation or other Company or other
Employer benefit plan distribution that a Participant is entitled to, under the terms of any such plan, at the time his or her employment by his or her Employer terminates.  Notwithstanding the foregoing, this Plan shall not create an inference that any duplicate payments shall be required.  Payments received by a person under this Plan shall not be deemed a part of the person's compensation for purposes of determining the person's benefits under any employee welfare, pension or other benefit plan or arrangement, if any, provided by an Employer, except where explicitly provided under the terms of such plan or arrangement.

                                                      ARTICLE 9
                                RESOLUTION OF DISPUTES PRIOR TO A CHANGE IN CONTROL

9.1      Claim.  A person who believes that he or she is being denied a benefit to which he or she is entitled under this Plan (hereinafter referred to as "Claimant") may file a written request for such benefit with the
Committee, setting forth his or her claim.  The request must be addressed to the Committee at the Company's principal place of business.

9.2      Claim Decision.  Upon receipt of a claim, the Committee shall advise the Claimant that a reply will be forthcoming within 90 days and shall, in fact, deliver such reply within such period.  The Committee may, however, extend the reply period for an additional 90 days for special circumstances.

         If the claim is denied in whole or in part, the Committee shall inform the Claimant in writing, using language calculated to be understood by the Claimant, setting forth:  (a) the specific reason or reasons for such denial; (b) the specific reference to pertinent provisions of this Plan on which such denial is based; (c) a description of any additional material or information necessary for the Claimant to perfect his or her claim and an explanation why such material or such information is necessary; (d) appropriate information as to the steps to be taken if the Claimant wishes to submit the claim for review; and (e) the time limits for requesting a review under Section 9.3.

9.3      Request for Review.  Within 60 days after the receipt by the Claimant of the written opinion described above, the Claimant may request in writing that the Committee review the determination.  Such request must be addressed to the Committee, at the Company's principal place of business.  The Claimant or his or her duly authorized representative may, but need not, review the pertinent documents and submit issues and comments in writing for consideration by the Committee.

9.4      Review of Decision.  Within 60 days after the Committee's receipt of a request for review, after considering all materials presented by the Claimant, the Committee will inform the Claimant in writing, in a manner calculated to be understood by the Claimant, of its decision setting forth the specific reasons for the decision and containing specific references to the pertinent provisions of this Plan on which the decision is based.  If special circumstances require that the 60 day time period be extended, the Committee will so notify the Claimant and will render the decision as soon as possible, but no later than one hundred twenty days after receipt of the request for review.

                                                   ARTICLE 10
                                       RESOLUTION OF DISPUTES - ARBITRATION

10.1     General.  Prior to a Change in Control, a Participant or Beneficiary must complete the claims procedure described in Article 9 before submitting any claim or controversy arising out of or in connection with this Plan to arbitration as described below in this Article 10.  Upon and following a Change in Control, because time will be of the essence in determining whether any benefits are due to a Participant or Beneficiary, the Company,
Participant, or Beneficiary may submit any claim or controversy arising out of or in connection with this Plan to arbitration as described below in this Article 10 without first satisfying the claims procedure described in
Article 9.

10.2     Arbitration of Claims.  The Company, the Participant, and the Participant's Employer hereby consent to the resolution by mandatory and binding arbitration of all claims or controversies arising out of or in connection with this Plan and/or the Exhibits hereto that the Company or the Participant's Employer may have against the Participant, or that the Participant may have against the Company, his or her Employer, or against either of their officers, directors, employees or agents acting in their capacity as such.  Each party's promise to resolve all such claims or controversies by arbitration in accordance with this Plan rather than through the courts is consideration for the other party's like promise.  It is further agreed that the decision of an arbitrator on any issue, dispute, claim or controversy submitted for arbitration, shall be final and binding upon the Company, the Participant, and the Participant's Employer and that judgment may be entered on the award of the arbitrator in any court having proper jurisdiction.

         All expenses of such arbitration, including the reasonable fees and expenses of the counsel for the
Participant, shall be advanced and borne by the Company or the Participant's Employer; provided, however, that if it is finally determined that the Participant did not commence the arbitration in good faith and had no reasonable basis therefore or that the Participant failed to comply with Section 13.1 or breached the agreement contemplated thereby, the Participant shall repay all advanced fees and expenses and shall reimburse the Company and the Participant's Employer for their reasonable legal fees and expenses in connection therewith.

         Except as otherwise provided in this procedure or by mutual agreement of the parties, any arbitration shall be administered by a sole arbitrator: (a) in accordance with the then-current Model Employment Arbitration
Procedures of the American Arbitration Association ("AAA") before an arbitrator who is licensed to practice law in the state in which the arbitration is convened; or (b) if locally available, the Judicial Arbitration & Mediation Services, Inc. ("JAMS"), in accordance with the JAMS procedures then in effect. The party who did not initiate the claim can designate between JAMS or AAA (the
"Tribunal").  The arbitration shall be held in Los Angeles, California, or at a mutually agreeable location.
Pre-hearing and post-hearing procedures may be held by telephone or in person, as the arbitrator deems necessary.

         The arbitrator shall be selected as follows: if the parties cannot agree on an arbitrator, the Tribunal
(JAMS or AAA) shall then provide the names of nine available arbitrators experienced in business employment matters along with their resumes and fee schedules.  Each party may strike all names on the list it deems unacceptable.  If more than one common name remains on the list of all parties, the parties shall strike names alternately until only one remains.  The party who did not initiate the claim shall strike first.  If no common name remains on the lists of the parties, the Tribunal shall furnish an additional list or lists until an arbitrator is selected.

         The arbitrator shall interpret this Plan, any applicable Company or Employer policy or rules and regulations, any applicable substantive law (and the law of remedies, if applicable), or applicable federal law;
provided, however, if arbitration is brought after the claim or controversy has been submitted for review by the
Committee in accordance with Article 9, the arbitrator shall defer to the Committee's interpretations of the Plan and such policies, rules, and regulations so long as the Committee has not abused its discretion hereunder.  In reaching his or her decision, the arbitrator shall have no authority to change or modify any lawful Company or
Employer policy, rule or regulation, or this Plan.  The arbitrator, and not any federal, state or local court or agency, shall have exclusive and broad authority to resolve any dispute relating to the interpretation, applicability, enforceability or formation of this Plan, including but not limited to, any claim that all or any part of this Plan is voidable.

         The arbitrator shall have authority to entertain a motion to dismiss and/or motion for summary judgment by any party and shall apply the standards governing such motions under the Federal Rules of Civil Procedure.
Following the completion of the arbitration, the arbitrator shall issue a written decision disclosing his or her essential findings and conclusions upon which the award is based.

10.3     Discovery.  Each party shall have the right to take the deposition of one individual and any expert witness(es) designated by another party.  Each party shall also have the opportunity to obtain documents from another party through one request for production of documents.  Additional discovery may be had only when the arbitrator so orders upon a showing of substantial need.  Any disputes regarding depositions, requests for production of documents or other discovery shall be submitted to the arbitrator for determination.

10.4     Subpoenas.  Each party shall have the right to subpoena witnesses and documents for the arbitration hearing by requesting a subpoena from the arbitrator.  Any such request shall be served on all other parties, who shall advise the arbitrator in writing of any objections that the party may have to issuance of the subpoena within ten calendar days of receipt of the request.

10.5     Designation of Witnesses.  At least thirty calendar days before the arbitration, the parties must exchange lists of witnesses, including any expert(s), and copies of all exhibits intended to be used at the arbitration.

                                                    ARTICLE 11
                                             SUCCESSORS AND ASSIGNMENT

11.1     Successors to an Employer.  Subject to Section 11.2, each Employer will require any successor (whether direct or indirect, by purchase, merger, consolidation, or otherwise) of all or substantially all of the business and/or assets of the Employer or of any division or subsidiary thereof (the business and/or assets of which constitute at least fifty percent (50%) of the total business and/or assets of the Employer) to expressly assume and agree to perform the Employer's obligations under this Plan in the same manner and to the same extent that the Employer would be required to perform them if such succession had not taken place.  Subject to Section 11.2, in any case where the successor is not an affiliate of the Company (determined immediately after the transaction), failure of the Employer to obtain such assumption and agreement in a written instrument prior to the effective date of any such succession shall be a breach of this Plan and shall entitle Participants employed by that Employer to benefits under this Plan.

11.2     Sale, Spin-Off, or Liquidation of an Employer.  Except as provided in the following two sentences, if the Company sells (regardless of whether pursuant to a stock sale or sale of all or substantially all of the business and/or assets of the Employer), spins-off or liquidates an Employer (other than the Company), this Plan shall be deemed to have been terminated as to all Participants employed by that Employer and such Participants shall have no further rights under this Plan and shall have no right to any payment or benefits under this Plan in respect of such termination.  If such a sale, spin-off or liquidation occurs after a Potential Change in
Control has occurred (and the Board has not declared in good faith that the circumstances giving rise to the
Potential Change in Control will not result in an actual Change in Control) or during a Protected Period, the preceding sentence shall not apply with respect to any Participant who was employed immediately prior to the
Potential Change in Control or start of the Protected Period, as applicable, by the Company or an Employer other than the Employer that is sold, spun off, or liquidated.  The first sentence of this Section 11.2 will not apply to a Participant if (i) the Employer has entered a written agreement with the Participant, (ii) the agreement has been approved by an officer of Edison International, (iii) the agreement provides specific conditions under which the Participant will eligible for the benefits described in Section 5.3 in connection with the sale or spin-off of the Employer, and (iv) those conditions are met.

11.3     Assignment by the Participant.  None of the benefits, payments, proceeds or claims of any Eligible
Person or Participant shall be subject to any claim of any creditor and, in particular, the same shall not be subject to attachment or garnishment or other legal process by any creditor, nor shall any such Eligible Person or Participant have any right to alienate, anticipate, commute, pledge, encumber or assign any of the benefits or payments or proceeds that he or she may expect to receive, contingently or otherwise, under this Plan.
Notwithstanding the foregoing, benefits that are in pay status may be subject to a court order of garnishment or wage assignment, or similar order, or a tax levy.  This Plan shall inure to the benefit of and be enforceable by each Participant's personal or legal representatives, executors,

administrators, successors, heirs, distributees, devisees, and legatees.  If a Participant dies while any amount would still be payable to him or her hereunder had he or she continued to live, all such amounts, unless otherwise provided herein, shall be paid to the Participant's Beneficiary in accordance with the terms of this Plan.

                                                  ARTICLE 12
                                            ADMINISTRATION OF THE PLAN

12.1     Committee Action.  The Committee shall act at meetings by affirmative vote of a majority of the members of the Committee.  Any action permitted to be taken at a meeting may be taken without a meeting if, prior to such action, a written consent to the action is signed by all members of the Committee and such written consent is filed with the minutes of the proceedings of the Committee.  A member of the Committee shall not vote or act upon any matter which relates solely to himself or herself as a Participant.  The Chairman or any other member or members of the Committee designated by the Chairman may execute any certificate or other written direction on behalf of the Committee.

12.2     Powers and Duties of the Committee.  The Committee shall enforce this Plan in accordance with its terms, shall be charged with the general administration of this Plan, and shall have all powers necessary to accomplish its purposes, including, but not by way of limitation, the power and authority to do the following:

(a)      To determine eligibility for and participation in this Plan;

(b)      To construe and interpret the terms and provisions of this Plan;

(c)      To compute and certify to the amount and kind of benefits payable to Participants and their
                  Beneficiaries, and to determine the amount of withholding taxes to be deducted pursuant to
                  Article 6;

(d)      To maintain all records that may be necessary for the administration of this Plan;

(e)      To provide for the disclosure of all information and the filing or provision of all reports and statements to Participants, Beneficiaries or governmental agencies as shall be required by law;

(f)      To make and publish such rules for the regulation of this Plan and procedures for the administration of this Plan as are not inconsistent with the terms hereof; and

(g)      To appoint a plan administrator or any other agent (which may include, without limitation, one or more employees of the Company), and to delegate to them such powers and duties in connection with the administration of this Plan as the Committee may from time to time prescribe.

12.3     Construction and Interpretation.  The Committee shall have full discretion to construe and interpret the terms and provisions of this Plan, which interpretation or construction shall be final and binding on all parties, including but not limited to each Employer and any Participant or Beneficiary.  The Committee shall administer such terms and provisions in full accordance with any and all laws applicable to this Plan.

12.4     Information.  To enable the Committee to perform its functions, each Employer shall supply full and timely information to the Committee on all matters relating to the compensation of all Participants, their death or other cause of termination, and such other pertinent facts as the Committee may require.

12.5     Compensation, Expenses and Indemnity.  The members of the Committee shall serve without additional compensation for their services hereunder beyond that which they are entitled as authorized by the Board.  The
Committee is authorized at the expense of the Company to employ such legal counsel as it may deem advisable to assist in the performance of its duties hereunder.  The Company shall pay expenses and fees in connection with the administration of this Plan.  To the extent permitted by applicable law, the Company shall indemnify and save harmless the Committee and each member thereof, the Board and each member thereof, and delegates of the Committee who are employees of the Company against any and all expenses, liabilities and claims, including legal fees to defend against such liabilities and claims arising out of their discharge in good faith of responsibilities under or incident to this Plan, other than expenses and liabilities arising out of willful misconduct.  This indemnity shall not preclude such further indemnities as may be available under insurance purchased by the Company or provided by the Company under any bylaw, agreement or otherwise, as such indemnities are permitted under state law.

                                                     ARTICLE 13
                                                   MISCELLANEOUS

13.1     Release and Agreement.  Notwithstanding anything else contained herein to the contrary, each Employer's obligation to pay benefits to a Participant is subject to the condition precedent that the Participant execute a valid and effective Severance Agreement in the form attached hereto as Exhibit B (or such other form, which is substantially the same as the form attached hereto as Exhibit B, as the Committee may require) and such executed agreement is received by the Company and the Participant's Employer no later than 60 days after the Participant's
Termination Date and is not revoked by the Participant or otherwise rendered unenforceable by the Participant.

13.2     Term of the Plan.

(a)      This Plan will commence on the Effective Date and shall continue in effect through December 31, 2003.
                  However, at the end of such initial period and, if extended, at the end of each additional year thereafter, the term of this Plan shall be extended automatically for one additional year, unless the Committee (or the Board) delivers written notice at least six months prior to the end of such term, or extended term, to each Participant that this Plan will not be extended, and if such notice is timely given this Plan will terminate at the end of the term then in progress; provided, however, that this provision for automatic extension shall have no application following a Potential Change

                  in Control (unless and until the Board declares in good faith that the circumstances giving rise to the
                  Potential Change in Control will not result in an actual Change in Control) or a Change in
                  Control, in which case the provisions of Section 13.2(b) or Section 13.2(c), respectively, shall apply.

(b)      If a Potential Change in Control occurs, the Committee (or the Board) may not give notice that the term of this Plan will not be extended, or will not be further extended, as the case may be, unless and until the Board declares in good faith that the circumstances giving rise to the Potential
                  Change in Control will not result in an actual Change in Control or an actual Change in Control occurs.

(c)      In the event a Change in Control occurs during the initial or any extended term, this Plan will remain in effect for the longer of: (1) twenty-four months beyond the month in which such Change in
                  Control occurred; or (2) as to any Participant who incurs a Qualifying Termination Event, until all obligations of each Employer hereunder to that Participant have been fulfilled.  Any subsequent Change in Control ("Subsequent Change in Control") that occurs during the initial or any extended term shall also continue the term of this Plan until the later of: (1) twenty-four months beyond the month in which such Subsequent Change in Control occurred; or (2) as to any
                  Participant who incurs a Qualifying Termination Event, until all obligations of each Employer hereunder have been fulfilled to that Participant; provided, however, that if a Subsequent
                  Change in Control occurs, it shall only be considered a Change in Control under this Plan if it occurs no later than twenty-four months after the immediately preceding Change in Control or
                  Subsequent Change in Control.

(d)      The foregoing provisions of this Section 13.2 are subject to the provisions of Section 11.2 as to any
                  Participant that is employed by an Employer that is sold or spun-off by the Company.

13.3     Employment Status.  Except as may be provided under any other written agreement between a Participant and his or her Employer, the employment of the Participant by his or her Employer is "at will," and may be terminated by either the Participant or the Employer at any time, subject to applicable law and subject to the express provisions of Article 4.  Payments made under this Plan shall not give any person the right to any benefits provided to persons retained in an Employer's employ (such as, without limitation, health and dental benefits).  Except as may otherwise be required by law or set forth specifically in such plans or as otherwise expressly provided in this Plan, such benefits shall terminate as of the date the Participant's employment by an
Employer terminates.

13.4     Beneficiaries.  Subject to the other provisions of this Section 13.4, the person or persons (including a trustee, personal representative or other fiduciary) last designated in writing by a Participant in accordance with procedures established by the Committee to receive the benefits specified hereunder in the event of the
Participant's death shall be the Participant's Beneficiary or Beneficiaries.

         No beneficiary designation shall become effective until it is filed with the Committee, and no beneficiary designation of someone other than a Participant's spouse shall be effective unless such designation is consented to by the Participant's spouse on a form provided by and in accordance with procedures established by the Committee or its delegate.

         If there is no Beneficiary designation in effect with respect to a Participant, or if there is no surviving designated Beneficiary, then the Participant's surviving spouse shall be the Beneficiary.  If there is no surviving spouse to receive any benefits payable in accordance with the preceding sentence, the duly appointed and currently acting personal representative of the Participant's estate (which shall include either the
Participant's probate estate or living trust) shall be the Beneficiary.  In any case where there is no such personal representative of the Participant's estate duly appointed and acting in that capacity within 90 days after the Participant's death (or such extended period as the Committee determines is reasonably necessary to allow such personal representative to be appointed, but not to exceed 180 days after the Participant's death), then Beneficiary shall mean the person or persons who can verify by affidavit or court order to the satisfaction of the Committee that they are legally entitled to receive the benefits specified hereunder.

         Notwithstanding anything else herein to the contrary, in the event any amount is payable under this Plan to a minor, payment shall not be made to the minor, but instead be paid: (a) to that person's living parent(s) to act as custodian; (b) if that person's parents are then divorced, and one parent is the sole custodial parent, to such custodial parent; or (c) if no parent of that person is then living, to a custodian selected by the
Committee to hold the funds for the minor under the Uniform Transfers or Gifts to Minors Act in effect in the jurisdiction in which the minor resides.  If no parent is living and the Committee decides not to select another custodian to hold the funds for the minor, then payment shall be made to the duly appointed and currently acting guardian of the estate for the minor or, if no guardian of the estate for the minor is duly appointed and currently acting within 60 days after the date the amount becomes payable, payment shall be deposited with the court having jurisdiction over the estate of the minor.

13.5     Payments on Behalf of Persons Under Incapacity.  In the event that any amount becomes payable under this
Plan to a person who, in the sole judgment of the Committee, is considered by reason of physical or mental condition to be unable to give a valid receipt therefor the Committee may direct that such payment be made to any person found by the Committee, in its sole judgment, to have assumed the care of such person.  Any payment made pursuant to such determination shall constitute a full release and discharge of the Committee and all Employers.

13.6     Gender and Number.  Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

13.7     Severability.  In the event any provision of this Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Plan, and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included.  Further, the captions of this Plan are not part of the provisions hereof and shall have no force and effect.

13.8     Modification.  The Committee or the Board may from time to time amend this Plan in any way it determines to be advisable; provided, however, that no such amendment shall be effective without the consent of each affected Participant (or the Participant's legal representative) if it is adopted (a) after a Potential Change in
Control (unless and until the Board determines in good faith that the circumstances giving rise to the Potential
Change in Control will not result in an actual Change in Control or an actual Change in Control occurs), or (b)
during a Protected Period.  No provision of this Plan may be waived unless as to a Participant such waiver is agreed to in writing and signed by the Participant (or the Participant's legal representative) and by an authorized member of the Committee (or the Board) or its designee or legal representative.

13.9     Notice.  For purposes of this Plan, notices, including Notice of Termination, and all other communications provided for in this Plan shall be in writing and shall be deemed to have been duly given when delivered or on the date stamped as received by the U.S. Postal Service for delivery by certified or registered mail, postage prepaid and addressed: (a) if to the Participant, to his or her latest address as reflected on the records of the Company or his or her Employer, and (b) if to an Employer, to the attention of the Company's
Corporate Secretary at the address of the Company's principal executive offices; or to such other address as either party may furnish to the other in writing for the delivery of notices to that party, with specific reference to this Plan and the importance of the notice, except that a notice of change of address shall be effective only upon receipt by the other party.

13.10    Applicable Law.  To the extent not preempted by the laws of the United States, the laws of the State of
California shall be the controlling law in all matters relating to this Plan.  Any statutory reference in this
Plan shall also be deemed to refer to all applicable final rules and final regulations promulgated under or with respect to the referenced statutory provision.

13.11    WARN Act.  Benefits payable under this Plan are intended to satisfy, where applicable, any Company or other Employer's obligations under the Federal Worker Adjustment and Retraining Notification Act and any similar obligations that the Company or any other Employer may have under any successor or other severance pay statute.

         IN WITNESS WHEREOF, the Company has caused its duly authorized officer to execute this Plan as of the date first set forth above.

                                                     EDISON INTERNATIONAL

                                                     Beverly P. Ryder
                                                     ---------------------------
                                                     Beverly P. Ryder

                                                        EXHIBIT A

                                                  PARTICIPATION AGREEMENT

         I am eligible to participate in the Edison International Executive Severance Plan (the "Plan").

         I have received a copy of the Plan.  I have read and understand the Plan and I agree to be bound by its terms.

         Without limiting the generality of the foregoing, I (1) consent to the payment terms set forth in the
Plan, (2) agree that the Plan amends (as to my compensation, awards and/or plan or program participation) the otherwise inconsistent terms of any Company or Employer (as such terms are defined in the Plan) compensation, incentive, benefit or perquisite plan or program, and (3) agree that the Plan will control to the extent that any inconsistency may exist between the Plan and the terms of any Company or Employer compensation, incentive, benefit or perquisite plan or program.

Signature:
                  ----------------------------------------------

Print Name:
                  ----------------------------------------------

                                                     EXHIBIT B

                                                SEVERANCE AGREEMENT
                                                -------------------

         This Severance Agreement (this "Agreement"), made this __ day of ________, _____ (the "Termination
Date"), by and between __________________________, an individual (the "Individual"), and Edison International, a
California corporation (the "Company"), is a severance agreement that includes a release, a confidentiality agreement, and an agreement not to solicit employees or customers, and certain other terms and conditions.

                                                     RECITALS

A.       The Individual and the Company desire to terminate the Individual's employment by the Company and/or one or more of its current or former subsidiaries or affiliates (collectively, the Company and its current or former subsidiaries and affiliates are referred to herein as the "Company Group").

B.       The Individual and the Company further desire to resolve all pending and potential actions and issues between the Individual and each member of the Company Group without the further expenditure of time and expense of litigation and, for that reason, have entered into this Agreement.

C.       The Company maintains the Edison International Executive Severance Plan (the "Plan").  The Company's
(and/or another member of the Company Group's) obligation to pay severance benefits to the Individual under and in accordance with the terms of the Plan, which benefits are summarized and attached to this Agreement as Exhibit
A (the "Severance Benefits"), is subject to the condition precedent that the Company receive this Agreement from the Individual and that the Individual does not revoke or otherwise render this Agreement unenforceable.

                                                     AGREEMENT

         In consideration of the covenants undertaken and the releases contained in this Agreement, and the
Individual's right to receive the Severance Benefits, the Individual and the Company agree as follows:

1.       Termination of Employment.  The Individual and the Company agree that the Individual's employment by the
Company and/or one or more of the other members of the Company Group shall be, and it hereby is, terminated.
Accordingly, the Individual hereby resigns any and all of his or her positions, offices, and/or directorships with each entity in the Company Group and any employment agreement(s) between the Individual and one or more members of the Company Group be, and they hereby are, terminated.

2.       Severance Benefits.  The Company and/or the appropriate member of the Company Group will pay to the
Individual the Severance Benefits in accordance with the terms of the Plan.

3.       Release by the Individual.  Except for those obligations created by or arising out of this Agreement, the Individual on behalf of himself or herself, his or her descendants, dependents, heirs, executors, administrators, assigns, and successors, and each of them, hereby covenants not to sue and fully releases and discharges the Company, its parent (if any), the Company's subsidiaries and affiliates,

Exhibit B-1

past and present, and each of them, as well as its and their trustees, directors, officers, agents, attorneys, insurers, employees, stockholders, representatives, assigns, and successors, past and present, and each of them, hereinafter together and collectively referred to as "Releasees," with respect to and from any and all claims, wages, demands, rights, liens, agreements, contracts, covenants, actions, suits, causes of action, obligations, debts, costs, expenses, attorneys' fees, damages, judgments, orders and liabilities of whatever kind or nature in law, equity or otherwise, whether now known or unknown, suspected or unsuspected, and whether or not concealed or hidden, which he or she now owns or holds or he or she has at any time heretofore owned or held or may in the future hold as against said Releasees, arising out of or in any way connected with the Individual's employment relationship with any member of the Company Group, or the termination of his or her employment or any other transactions, occurrences, acts or omissions or any loss, damage or injury whatever, known or unknown, suspected or unsuspected, resulting from any act or omission by or on the part of said Releasees, or any of them, committed or omitted prior to the date of this Agreement including, without limiting the generality of the foregoing, any claim under Section 1981 of the Civil Rights Act of 1866, Title VII of the Civil Rights Act of
1964, the Age Discrimination in Employment Act, the Americans with Disabilities Act, the Family and Medical Leave
Act of 1993, the California Fair Employment and Housing Act, the California Family Rights Act, any other claim under any other federal, state or local law or regulation, and any other claim for severance pay, bonus or incentive pay, sick leave, holiday pay, vacation pay, life insurance, health or medical insurance or any other fringe benefit, medical expenses, or disability (except vested benefits that the Individual may be entitled to receive under and in accordance with the terms of the Plan, as such benefits are outlined in Exhibit A hereto, or vested benefits that the Individual may be entitled to receive under and in accordance with the terms of the
[Company to list any other plans in which the Individual has a vested right to receive benefits following the
Termination Date]).  Exhibit A is incorporated herein by this reference.

4.       Known and Unknown Claims.  It is the intention of the Individual and the Company in executing this instrument that the same shall be effective as a bar to each and every claim, demand and cause of action hereinabove specified.  In furtherance of this intention, the Individual hereby expressly waives any and all rights and benefits conferred upon him or her by the provisions of SECTION 1542 OF THE CALIFORNIA CIVIL CODE and expressly consents that this Agreement shall be given full force and effect according to each and all of its express terms and provisions, including those related to unknown and unsuspected claims, demands and causes of action, if any, as well as those relating to any other claims, demands and causes of action hereinabove specified.  SECTION 1542 provides:

         "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS
FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT
WITH THE DEBTOR."

The Individual acknowledges that he or she may hereafter discover claims or facts in addition to or different from those which he or she now knows or believes to exist with respect to the subject matter of this Agreement and which, if known or suspected at the time of executing this Agreement, may have materially affected this settlement.  Nevertheless, the Individual hereby waives any right, claim or cause

Exhibit B-2

of action that might arise as a result of such different or additional claims or facts.  The Individual acknowledges that he or she understands the significance and consequence of such release and such specific waiver of SECTION 1542.

5.       Other Waiver by the Individual.  The Individual expressly acknowledges and agrees that, by entering into this Agreement, he or she is waiving any and all rights or claims that he or she may have arising under the Age
Discrimination in Employment Act of 1967, as amended, which have arisen on or before the date of execution of this Agreement.

6.       Confidentiality.  The Individual represents and covenants that he or she has not previously and that he or she will not at any time, unless compelled by lawful process, disclose or use for his or her own benefit or purposes or the benefit or purposes of any other person, firm, partnership, joint venture, association, corporation or other business organization, entity or enterprise other than the Company, any trade secrets, or other confidential data or information relating to customers, development programs, costs, marketing, trading, investment, sales activities, promotion, credit and financial data, financing methods, or plans of any member of the Company Group; provided that the foregoing shall not apply to information which is generally known to the industry or the public other than as a result of the Individual's breach of this covenant.  The Individual agrees that he or she will return to the Company immediately all memoranda, books, papers, plans, information, letters and other data, and all copies thereof or therefrom, in any way relating to the business of any entity within the
Company Group, except that he or she may retain personal notes, notebooks and diaries that do not contain confidential information of the type described in the preceding sentence.  The Individual further agrees that he or she will not retain or use for his or her account at any time any trade names, trademark or other proprietary business designation used or owned in connection with the business of any entity within the Company Group.

7.       No Solicitation.  The Individual represents and covenants that he or she has not previously and that during the period commencing on the date hereof and ending on the second anniversary of the date hereof (the
"Limitation Period") he or she will not influence or attempt to influence customers of any entity within the
Company Group (as it may now or in the future be composed), either directly or indirectly, to divert their business away from the Company Group to any individual, partnership, firm, corporation or other entity then in competition with the business of any entity within the Company Group.

         The Individual represents and covenants that he or she has not previously and that he or she will not at any time during the Limitation Period directly or indirectly solicit any person who is then, or at any time within six months prior thereto was, an employee of an entity within the Company Group who earned annually
$25,000 or more as an employee of such entity during the last six months of his or her own employment to work for any business, individual, partnership, firm, corporation, or other entity then in competition with the business of any entity within the Company Group.

8.       Representations by the Individual.    The Individual further expressly acknowledges, represents, and agrees that:

Exhibit B-3

              a.      He or she was not otherwise entitled to the Severance Benefits (in the event that the
                      Individual is entitled to severance benefits under any federal or state law, the Individual acknowledges, represents and agrees that he or she was not otherwise entitled the level of
                      Severance Benefits being offered and that such benefits exceed the minimum required statutory level of benefits that he or she may have otherwise been entitled to);

              b.      His or her right to receive the Severance Benefits is consideration for his or her agreements herein and the Severance Benefits (to the extent that they exceed any minimum required statutory level of benefits) would not be paid if he or she did not execute and deliver this Agreement;

              c.      The restrictions on him or her which are set forth in Sections 6 and 7 are reasonable;

              d.      He or she was orally advised by the Company and is hereby advised in writing by this
                      Agreement to consult with an attorney before signing this Agreement;

              e.      He or she was given a copy of this Agreement on the Termination Date, and informed that he or she had up to forty-five (45) days within which to consider the Agreement;

              f.      He or she was informed that he or she has seven (7) days following the date of execution of the Agreement in which to revoke the Agreement; and

              g.      He or she has had the opportunity to consult with his or her advisors and attorneys regarding this Agreement (including, without limitation, its terms, conditions, and effects) and represents that he or she has so consulted with such advisors and attorneys.

9.       Confidentiality of the Agreement.  The parties agree that the terms and conditions of this Agreement shall remain confidential as between the parties and they shall not, except as required by law, disclose them to any other person other than family members, and legal and financial advisors.  Without limiting the generality of the foregoing, the parties will not respond to or in any way participate in or contribute to any public discussion, notice or other publicity concerning, or in any way relating to, execution of this Agreement or the events (including any negotiations) which led to the termination of the Individual's employment.  Without limiting the generality of the foregoing, the Individual specifically agrees that he or she shall not disclose information regarding this Agreement or the termination of his or her employment to any current or former employee of any entity in the Company Group (other than the Company's executive officers), except to the extent required by law or authorized in writing by the Company's General Counsel.  The Individual hereby agrees that disclosure by him or her of any of the terms and conditions of this Agreement in violation of the foregoing shall constitute and be treated as a material breach of this Agreement.

10.      No Prior Assignment or Transfer.  The Individual warrants and represents to the Company that he or she has not heretofore assigned or transferred to any person not a party to this Agreement any released matter or any part or portion thereof and he or she shall defend, indemnify and hold harmless the

Exhibit B-4

Releasees from and against any claim (including the payment of attorneys' fees and costs actually incurred whether or not litigation is commenced) based on or in connection with or arising out of any such assignment or transfer made, purported or claimed.

11.      No Further Employment Rights.  The Individual and the Company acknowledge that any employment relationship between the Individual and the Company Group terminated on the Termination Date, and that they have no further employment or contractual relationship except as may arise out of this Agreement and that the
Individual waives any right or claim to reinstatement as an employee of any member of the Company Group.  In the event any member of the Company Group receives inquiries about the Individual from prospective employers, such member shall provide to such persons or entities only the following information: confirmation of the Individual's employment dates, position history, salary history, and that the Individual's employment with the Company Group was mutually terminated.

12.      Taxes.  The Individual agrees that he or she shall be exclusively liable for the payment of all federal and state taxes which may be due as the result of the consideration that he or she receives pursuant to this
Agreement and the Individual hereby represents that he or she shall make payments on such taxes at the time and in the amount required of him or her.  In addition, the Individual hereby agrees fully to defend, indemnify and hold harmless Releasees and each of them from payment of taxes or penalties that are required of them by any government agency at any time as the result of payment of the consideration set forth herein.  The individual further agrees to comply with the provisions of Article 7 of the Plan including, without limitation, the notice and repayment provisions thereof.  The Individual further agrees to provide the Releasees and each of them with any tax information that they or it may reasonably request.

13.      Beneficiaries and Successors.  Each Releasee shall be deemed to be a beneficiary of the Individual's promises and representations made herein.  In the event of a merger, consolidation, or transfer or sale of all or substantially all of the assets of the Company with or to any other individual(s) or entity, this Agreement shall inure to the benefit of such successor.  In the event of a merger, transfer or sale of the stock or assets of an entity in the Company Group that results in such entity not continuing as a member of the Company Group, the
Individual's promises and representations made herein shall continue to inure to the benefit of such entity as well as the Company.

14.      Entire Agreement.  This instrument constitutes and contains the entire agreement and understanding concerning the Individual's relationship with the Company Group, the termination of the Individual's employment, and the other subject matters addressed herein between the parties, and supersedes and replaces all prior negotiations and all agreements proposed or otherwise, whether written or oral, concerning the subject matters hereof.  This is an integrated document.

15.      Revocability.  The Individual may revoke this Agreement in its entirety during the seven (7) days following execution of this Agreement by the Individual.  Any revocation of this Agreement must be in writing, clearly state that it is a revocation of this Agreement, and be hand delivered to, or delivered in such a manner to ensure receipt by, the General Counsel of the Company during the revocation period.  This Agreement will become effective, enforceable, and irrevocable upon seven (7) days following its execution by the Individual, unless it is revoked during the seven-day period.

Exhibit B-5

16.      Severability.  If any provision of this Agreement or the application thereof is held invalid, the invalidity shall not affect other provisions or applications of this Agreement which can be given effect without the invalid provisions or applications and to this end the provisions of this Agreement are declared to be severable.

17.      Governing Law.  This Agreement shall be deemed to have been executed and delivered within the State of
California, and the rights and obligations of the parties hereunder shall be construed and enforced in accordance with, and governed by, the laws of the State of California without regard to principles of conflict of laws.

18.      Mandatory Arbitration.  Except for the injunctive relief provided for and contemplated by the following paragraph, which is expressly hereby excluded from this paragraph, any dispute or controversy between the
Individual, on the one hand, and the Company (or any other Releasee), on the other hand, in any way arising out of, related to, or connected with this Agreement or the subject matter thereof, or arising out of or related to any other dispute between the Individual and the Company or any other member of the Company Group, now or in the future, shall be resolved through final and binding arbitration in Los Angeles, California, in accordance with the arbitration provisions contained in the Plan.

         It is further expressly agreed that Company will or would suffer irreparable injury if the Individual were to breach Section 6 or 7 of this Agreement and that, regardless of the dispute resolution provisions set forth in the foregoing paragraph, the Company would by reason of such breach or potential breach be entitled to injunctive relief in a court of appropriate jurisdiction, and the Individual further consents and stipulates to the entry of such injunctive relief in such a court prohibiting the Individual from engaging in any act, conduct, or relationship in violation of, or that would reasonably result in a violation of, this Agreement.

19.      Counterparts, Headings.  This Agreement may be executed in counterparts, and each counterpart, when executed, shall have the efficacy of a signed original.  Photographic copies of such signed counterparts may be used in lieu of the originals for any purpose.  The headings in this Agreement are only for convenience and ease of reference and are not to be considered in construction or interpretation.

20.      Waiver, Amendment.  Failure to insist upon strict compliance with any of the terms, covenants, or conditions hereof shall not be deemed a waiver of such term, covenant, or condition, nor shall any waiver or relinquishment of, or failure to insist upon strict compliance with, any right or power hereunder at any one or more times be deemed a waiver or relinquishment of such right or power at any other time or times.  No waiver shall be binding unless in writing and signed by the party waiving the breach. No amendment of any term or provision of this Agreement shall be binding unless in writing and signed by all parties to this Agreement.

Exhibit B-6

21.      No Presumption. In entering this Agreement, the parties represent that they have had full opportunity to consult with attorneys of their own choice, that the parties have completely read and understood the terms of this Agreement and voluntarily accepted such terms.  If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties, and no presumption or burden of proof will arise favoring or disfavoring any party because it or its representatives drafted any of the provisions of this Agreement.

22.      Additional Acts.  All parties agree to cooperate fully and to execute any and all supplementary documents and to take all additional actions that may be necessary or appropriate to give full force to the basic terms and intent of this Agreement and which are not inconsistent with its terms.

         I have read the foregoing Agreement and I accept and agree to the provisions it contains and hereby execute it voluntarily with full understanding of its consequences.  I declare under penalty of perjury under the laws of the United States and the State of California that the foregoing is true and correct.

         EXECUTED on the Termination Date at Los Angeles County, California.
                                                     The Individual

                                                     Signature:
                                                                ---------------------------------------------------

                                                     Print Name:
                                                                 --------------------------------------------------

         EXECUTED on the Termination Date at Los Angeles County, California.

                                                     The Company

                                                     By:
                                                         ----------------------------------------------------------

                                                     Print Name:
                                                                 --------------------------------------------------

                                                     Its:
                                                          ---------------------------------------------------------

Exhibit B-7

                                                    ENDORSEMENT
                                                    -----------

         I, ____________________________________ (the Individual named in the foregoing Agreement), hereby acknowledge that I was given 45 days to consider the foregoing Agreement and voluntarily chose to sign the
Agreement prior to the expiration of the 45-day period.

         I declare under penalty of perjury under the laws of the United States and the State of California that the foregoing is true and correct.

         EXECUTED this ____ day of ___________, _____, at Los Angeles County, California.

                                                     Signature:
                                                                ---------------------------------------------------

                                                     Print Name:
                                                                 --------------------------------------------------

Exhibit B-8